UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2018

Green Brick Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33530	20-5952523
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2805 Dallas Parkway, Suite 400 Plano, Texas	75093
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (469) 573-6755

(Former name or former address, if changed since last report)
Not Applicable

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Green Brick Partners, Inc. (the “Company”) held its annual meeting of stockholders on May 23, 2018 (the “Annual Meeting”).  At the meeting the stockholders voted on the following items:

Proposal 1—Election of Directors

The election of seven directors to hold office until the 2019 annual meeting of stockholders and the due election and qualification of their respective successors, or such nominee’s earlier death, removal or resignation received the following vote:

	Number of Votes
	For	Withheld	Broker Non-Votes
Elizabeth K. Blake	43,665,935	166,421	4,736,972
Harry Brandler	43,373,550	458,806	4,736,972
James R. Brickman	43,700,717	131,639	4,736,972
David Einhorn	43,373,712	458,644	4,736,972
John R. Farris	43,689,544	142,812	4,736,972
Kathleen Olsen	43,689,930	142,426	4,736,972
Richard S. Press	43,719,694	112,662	4,736,972

Each of the seven director nominees received a plurality of the votes cast at the Annual Meeting and were elected as directors of the Company until the 2019 annual meeting of stockholders and the due election and qualification of their respective successors, or such nominee’s earlier death, removal or resignation.

Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm

The ratification of RSM US LLP to serve as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2018 received the following vote:

Number of Votes
For	Against	Abstain
48,562,141	3,133	4,054

Proposal 2 was approved by the affirmative vote of holders of a majority of the shares of the Company’s common stock issued, present and voting at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BRICK PARTNERS, INC.

By:	/s/ Richard A. Costello
Name:	Richard A. Costello
Title:	Chief Financial Officer

Date:          May 30, 2018